EXHIBIT (16)

POWER OF ATTORNEY

     We, the undersigned officers and Trustees of Eaton Vance Growth Trust, a Massachusetts business trust, do hereby severally constitute and appoint Thomas E. Faust Jr., Maureen A. Gemma or Barbara E. Campbell, or any of them, to be true, sufficient and lawful attorneys, or attorney for each of us, to sign for each of us, in the name of each of us in the capacities indicated below, Registration Statements on Form N-14 and any and all amendments to such Registration Statements filed by Eaton Vance Growth Funds Trust with the Securities and Exchange Commission in respect of shares of beneficial interest and other documents and papers relating thereto.

     IN WITNESS WHEREOF we have hereunto set our hands on the dates set opposite our respective signatures.

Signature	Title	Date

/s/ Thomas E. Faust Jr.	Trustee, President and Principal	June 7, 2010
Thomas E. Faust Jr.	Executive Officer

/s/ Barbara E. Campbell	Treasurer and Principal	June 7, 2010
Barbara E. Campbell	Financial and Accounting Officer

/s/ Benjamin C. Esty	Trustee	June 7, 2010
Benjamin C. Esty

/s/ Allen R. Freedman	Trustee	June 7, 2010
Allen R. Freedman

/s/ William H. Park	Trustee	June 7, 2010
William H. Park

/s/ Ronald A. Pearlman	Trustee	June 7, 2010
Ronald A. Pearlman

/s/ Helen Frame Peters	Trustee	June 7, 2010
Helen Frame Peters

/s/ Heidi L. Steiger	Trustee	June 7, 2010
Heidi L. Steiger

/s/ Lynn A. Stout	Trustee	June 7, 2010
Lynn A. Stout

/s/ Ralph F. Verni	Trustee	June 7, 2010
Ralph F. Verni